UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Preliminary proxy statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

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Definitive proxy statement

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Definitive additional materials

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Soliciting material under Section 240.14a-12

Hudson Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

HUDSON TECHNOLOGIES, INC.
300 Tice Boulevard, Suite 290
Woodcliff Lake, New Jersey 07677
April 24, 2026
Dear Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders of Hudson Technologies, Inc., which will be held on Wednesday, June 10, 2026 at 10:00 A.M. local time at the Marriott Park Ridge, 300 Brae Boulevard, Park Ridge, New Jersey 07656. The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.
Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the attached Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided or vote by one of the other means provided in the Proxy Statement. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, New York 10004, in writing, of the correct address.
Your vote is very important, and we will appreciate a prompt return of your signed proxy card or other voting instructions. We hope to see you at the meeting.
Cordially,
Kenneth Gaglione
Chairman of the Board and
Chief Executive Officer

HUDSON TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2026
To the Shareholders of HUDSON TECHNOLOGIES, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the “Company”) will be held on Wednesday, June 10, 2026 at 10:00 A.M., local time at the Marriott Park Ridge, 300 Brae Boulevard, Park Ridge, New Jersey 07656 for the following purposes:
1.
To elect a class of four directors who shall serve until the Annual Meeting of Shareholders to be held in 2028 or until their successors have been elected and qualified;

2.
To approve, by non-binding advisory vote, the resolution approving named executive officer compensation;

3.
To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026; and

4.
To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on April 16, 2026 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
By Order of the Board of Directors
Brian J. Bertaux Secretary
April 24, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON JUNE 10, 2026 — The Proxy Statement and Annual Report to Shareholders are available at https://www.cstproxy.com/hudsontech/2026
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:
PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR VOTE BY ONE OF THE OTHER MEANS DESCRIBED IN THIS PROXY STATEMENT. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT
HUDSON TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2026
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hudson Technologies, Inc. (the “Company”, “Hudson”, “we” or “our”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 10, 2026, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.
We are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to our shareholders via the Internet. On or about April 24, 2026, we will be mailing our Notice of Internet Availability of Proxy Materials to our shareholders, which contains instructions for our shareholders’ use of this process, including how to access our 2026 proxy statement and 2025 annual report to shareholders and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may receive a paper copy of the 2026 proxy statement and 2025 annual report to shareholders.
Proxies duly executed, returned and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.
The address and telephone number of the principal executive offices of the Company is:
300 Tice Boulevard
Suite 290
Woodcliff Lake, New Jersey 07677
Telephone No.: (845) 735-6000
OUTSTANDING STOCK AND VOTING RIGHTS
Only shareholders of record at the close of business on April 16, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 42,068,788 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), the only class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

VOTING PROCEDURES
Directors will be elected by a plurality of the votes cast by the holders of Common Stock in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. Therefore, the nominees receiving the greatest number of votes cast at the meeting will be elected as directors of the Company. Proposals 2 and 3 will be decided by the majority of the votes cast by the holders of the Common Stock in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. A quorum will be present at the Annual Meeting if the holders of a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company’s transfer agent.
In accordance with applicable law, abstentions and “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the requirements of the law of the State of New York and the Certificate of Incorporation and By-laws, as amended (the “By-laws”), of the Company, “votes cast” at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of Proposals 2 and 3. Failures to vote, broker non-votes, abstentions and votes withheld will not be considered “votes cast” and will therefore have no effect on the outcome of these Proposals.
Proxies will be voted in accordance with the instructions thereon. If no instructions are given, the proxies will be voted “for” the director nominees, and “for” the other proposals set forth herein and in the discretion of the indicated proxies upon such other business as may properly come before the meeting. Proxies may be revoked as noted above.

PROPOSAL 1
ELECTION OF FOUR DIRECTORS TO THE BOARD OF DIRECTORS
The Company’s By-laws currently provide that the Board is divided into two classes, with each class to have a term of two years (the term of each class expiring in alternating years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. The By-laws provide that the number of directors shall be fixed by the Board but in any event, shall be no less than five (subject to decrease by a resolution adopted by the shareholders). Currently, the Board consists of seven directors.
At the Annual Meeting a class of four directors will be elected to a two-year term expiring at the Annual Meeting of Shareholders to be held in 2028. Ms. Loan N. Mansy, Mr. Richard Parrillo, Mr. Eric A. Prouty, and Mr. Alan Sheriff are the nominees for a two-year term expiring at the Annual Meeting of the Shareholders to be held in 2028.
Ms. Nicole Bulgarino, Mr. Kenneth Gaglione and Mr. Jeffrey R. Feeler will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 2027.
Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board. Each of the nominees has indicated to the Board that he or she will be available and is willing to serve.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SPECIFIED BELOW.
The following is information with respect to the nominees for election as directors at the Annual Meeting that each nominee for director has given us about his or her age, all positions he or she holds, his or her principal occupation and his or her business experience for at least the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and our Board.
Name	Age	Position
Loan N. Mansy	55	Director
Richard Parrillo	73	Director
Eric A. Prouty	56	Director
Alan Sheriff	66	Director
Loan N. Mansy has been a Director of the Company since September 2022. Ms. Mansy served as Chief Executive Officer of Centerline Communications, LLC, a design, build and maintenance firm in the communications infrastructure industry, from 2023 until October 2025. During 2023, she served as President, and from 2019 to 2023 she served as Executive Vice President — Sales & Service, at Clean Harbors, Inc. (NYSE: CLH), a leading hazardous waste management company. Previously, from 2017 to 2019, she served as Area President of Republic Services, Inc., a leading provider of non-hazardous solid waste management services. Prior thereto, Ms. Mansy worked in managerial positions at Akzo Nobel N.V., Eastman Chemical Company, Solutia Inc. and Monsanto Chemical Co. She has over 30 years of experience as a business leader in the chemical and waste management industries. We believe Ms. Mansy’s qualifications to sit on our Board include her extensive leadership experience within Fortune 500 companies, encompassing general management and P&L responsibility in addition to supply chain, operations and sales leadership roles.
Richard Parrillo has been a director of the Company since September 2014. Mr. Parrillo has, since 2007 been the Managing Member and principal of Tank Wash USA, LLC, an industrial tank cleaning and inspection company. Between 2000 and 2007, Mr. Parrillo was the Managing Member of Brite Clean, LLC. Between 1999 and 2007, Mr. Parrillo was the Managing Member of Matlack Leasing LLC, and he served as Vice President of Matlack Leasing Corporation, a subsidiary of Matlack Systems, Inc. from 1995 to 1999. From 1990 to 1995, Mr. Parrillo served as North American Sales Manager for Eurotainer USA, Inc. Mr. Parrillo also served as Sales/Operations Manager for SSM Coal North America, Inc., from 1984 to 1990, and worked at the Rentco Division of Fruehauf Corp. We believe that Mr. Parrillo’s qualifications to sit on the board include his more than 30 years of business experience in the petrochemical and related service industries, both domestically and internationally, as well as his experience in the areas of mergers, acquisitions, management and sales, having negotiated, acquired and managed 14 related companies over the past 30 years.
Eric A. Prouty has been a director of the Company since September 2014. Mr. Prouty has, since January 2012, been an independent consultant providing business development and capital markets consulting services and has provided such services to Hudson at various times between May 2012 and December 2018. Mr. Prouty currently is a Partner at AdvisIRy Partners, a New York based investor relations firm. From June 1992 through November 2011, Mr. Prouty held positions in the research departments of a number of sell side and buy side firms with a sector focus on the cleantech and sustainability industries with firms including Canaccord Genuity, Adams Harkness, Robertson Stephens and First Albany. Mr. Prouty has previously served on the board of directors of Aqua Metals, Inc. and Pacific Green Technologies, Inc. We believe that Mr. Prouty’s qualifications to sit on the board include his more than 25 years of experience as an equity research analyst in the investment banking field and knowledge of the sustainability industry.
Alan Sheriff has been a director of the Company since April 2026. Mr. Sheriff currently serves as Chief Executive Officer of Catalyst Capital Markets, a position he has held since May 2024. From January 2020 to July 2024, he was Vice Chairman of the Corporate & Institutional Bank of PNC Financial Services Group, the sixth largest bank in the country. Mr. Sheriff co-founded Solebury Capital, an independent equity capital markets advisory firm, in 2005 and served as its Co-Chief Executive Officer from 2005 until he retired at the end of 2020. Mr. Sheriff also served as a co-founder, director and sponsor of a successful SPAC franchise, Tailwind Acquisition Corp., that issued three SPACs for approximately $1 billion. Mr. Sheriff was responsible for developing comprehensive financing structures for three prospective SPAC mergers, two of which successfully closed. Mr. Sheriff has also served since November 2025 as a director of Tailwind 2.0 Acquisition Corp. (Nasdaq: TDWD). From September 2020 until April 2023, Mr. Sheriff previously served as a director of Tailwind Acquisition Corp. (NYSE: TWND) and Tailwind International Acquisition Corp (NYSE: TWNI). Prior to founding Solebury Capital, Mr. Sheriff held several senior-level positions at Credit Suisse First Boston, including serving as Co-Head of Equity Capital Markets for the Americas from 1999 to 2005. Mr. Sheriff also chaired Credit Suisse’s Equity Valuation Committee from 1999 to 2005 and sat on the firm’s Investment Banking Committee from 2001 to 2005. He began his career at Salomon Brothers Inc, where he worked from 1983-1992. Mr. Sheriff has more than forty years of comprehensive buy and sell-side finance experience spanning investment banking, capital raising, private and public equities, M&A and venture capital investing.
The following is information with respect to the directors whose terms of office expire at the Annual Meeting of Shareholders to be held in the year 2027:
Name	Age	Position
Nicole Bulgarino	53	Director
Jeffrey R. Feeler	56	Director
Kenneth Gaglione	64	Director, Chairman, President and Chief Executive Officer
Nicole Bulgarino has been a Director of the Company since September 2022. Ms. Bulgarino currently serves as Co-President of Ameresco, Inc. (NYSE: AMRC), a leading energy efficiency and energy infrastructure company, where she has served in a variety of increasingly senior positions since joining its predecessor company in 1998. She previously worked as a Lead Process Engineer at Raytheon Engineers & Constructors from 1994-1998. Ms. Bulgarino brings over 25 years of experience in developing, designing and implementing energy infrastructure projects and plays a key role in strategic planning and growth. We believe Ms. Bulgarino’s qualifications to sit on our Board include her 25 years of executive experience in energy efficiency and renewable energy solutions, her knowledge of Federal government contracting and her professional engineering qualifications.

Jeffrey R. Feeler has been a director of the Company since April 2026. Mr. Feeler currently serves as Principal of On Point Consulting Solutions, LLC, where he advises investors and boards of directors on strategy and transaction-related issues. He also currently serves as a director of Tetra Tech, Inc. (Nasdaq: TTEK) and two privately-held companies in the environmental sector. From 2013 to 2022, prior to the entity’s sale, he served as Chairman and Chief Executive Officer of US Ecology, Inc., a Nasdaq-listed environmental services company focused on industrial waste treatment, disposal, recycling and related industrial and emergency response services, where he held a variety of increasingly senior positions after joining that company in 2006. Prior thereto, Mr. Feeler worked in financial management positions at MWI Veterinary Supply, Inc., Albertsons Companies, Inc. and Hewlett Packard Enterprise Company. He began his career as an auditor with PricewaterhouseCoopers LLP. Mr. Feeler has over 30 years of experience as a business and finance leader, including over 20 years of experience in the waste treatment, disposal and recycling industries.
Kenneth Gaglione has been a Director of the Company since November 2025 and has also served as the Company’s Chairman of the Board, President and Chief Executive Officer since November 2025. Mr. Gaglione previously served as Vice President — Operations of the Company from September 2020 through December 2023. Following his departure from the Company, Mr. Gaglione served as a consultant to a leading European private equity firm evaluating opportunities in the refrigerant and HVAC industry and provided consulting services to the Company. Mr. Gaglione previously served as Global Marketing Director for aftermarket refrigerants at Honeywell International, Fluorine Products Division from 2018 to 2020. He served in a number of other capacities at Honeywell International from 2011, including Global Business Director — Aerosol & Solvents from 2015-2017, Senior Marketing Manager, Refrigerants from 2013-2014 and Global Product Manager/Senior Marketing Manager, Structural Enclosures from 2011-2013. Before joining Honeywell Mr. Gaglione had extensive experience marketing and developing advanced electronic packaging materials with Rohm and Haas’ Electronic Materials division and Ciba-Geigy’s Photopolymers division. Mr. Gaglione received a B.S. in Chemistry from the State University of New York and an MBA in Marketing from the University of California, Irvine. We believe Mr. Gaglione’s qualifications to sit on our Board include his extensive business and management experience in the air conditioning and refrigeration industry.
The Board has determined that each of Ms. Bulgarino, Mr. Feeler, Ms. Mansy and Messrs. Parrillo, Prouty and Sheriff is an “independent director” within the meaning of applicable NASDAQ Listing Rules.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE FOUR NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
DESCRIBED ABOVE
BOARD AND COMMITTEE INFORMATION
Board Meetings
A total of eight meetings of the Board were held during the fiscal year ended December 31, 2025 (“Fiscal 2025”). The Board also acted twice by unanimous written consent. During his or her service in Fiscal 2025, no incumbent director attended fewer than 75 percent of the aggregate of (1) the Board meetings that were held, and (2) the meetings held by the committees of the Board on which he or she served.
Committees of the Board of Directors
The Board has an Audit Committee which supervises the audit and financial procedures of the Company and is responsible for the selection of the Company’s independent registered public accounting firm. The members of the Audit Committee are Mr. Feeler (Chair), Ms. Mansy, Mr. Parrillo and Mr. Prouty. Vincent P. Abbatecola served as a member of the Audit Committee and as Chair of the Audit Committee during 2025 and prior to his resignation in April 2026. Mr. Feeler joined the Audit Committee in April 2026. The Board has determined that each member of the Audit Committee is an “independent director” within the meaning of the applicable NASDAQ Listing Rules and applicable Securities and Exchange Commission (“SEC”) rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has determined that Mr. Feeler and Mr. Prouty each qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of Mr. Feeler’s and Mr. Prouty’s level of knowledge and experience based on a number of factors, including Mr. Feeler’s prior experience as a senior financial and management executive and his prior experience in the accounting profession, and Mr. Prouty’s extensive investment analyst experience. The Audit Committee held four meetings during Fiscal 2025. A copy of the Audit Committee charter is available on the Company’s website at www.hudsontech.com.
The Board also has a Compensation Committee, which is responsible for, among other things, assisting the Board in overseeing our executive compensation strategy and reviewing and approving the compensation of our executive officers and for the administration of the Company’s employee benefit plans. The Compensation Committee is also responsible for reviewing and approving the compensation of the Company’s directors. Except as specified in “Compensation Discussion and Analysis” below, the executive officers do not determine executive or director compensation but provide information and recommendations to the Compensation Committee upon its request. The members of the Compensation Committee are Mr. Parrillo (Chair), Ms. Mansy and Mr. Prouty. Ms. Bulgarino also served on the Compensation Committee during 2025 and through April 2026 and Ms. Mansy joined the Compensation Committee at that time. Vincent P. Abbatecola served as a member of the Compensation Committee during 2025 and prior to his resignation in April 2026. The Board has determined that each member of the Compensation Committee is an “independent director” within the meaning of the applicable NASDAQ Listing Rules and applicable SEC rules under the Exchange Act. The Compensation Committee held one meeting during Fiscal 2025 and also acted twice by unanimous written consent. A copy of the Compensation Committee charter is available on the Company’s website at www.hudsontech.com.
The Board also has a Nominating and Governance Committee whose members consist of Messrs. Prouty (Chair), Parrillo and Sheriff, and which was responsible for recommending to the independent directors the nominees for election to the Board at the annual meeting of the shareholders, together with oversight of corporate governance matters, and any other related matters required by the federal securities laws. Vincent P. Abbatecola served as a member of the Nominating and Governance Committee during 2025 and prior to his resignation in April 2026. Brian F. Coleman also served on the Nominating and Governance Committee prior to his departure from the Board in December 2025 and Mr. Gaglione was thereafter appointed to the Nominating and Governance Committee in December 2025. In March 2026, Mr. Gaglione ceased serving on the Nominating and Governance Committee and Mr. Parrillo joined the Nominating and Governance Committee at that time. Mr. Sheriff joined the Nominating and Governance Committee in April 2026. Messrs. Coleman and Gaglione were not independent directors within the meaning of the applicable NASDAQ Listing Rules. In accordance with applicable NASDAQ Listing Rules, the nominees for director at the Annual Meeting named above were selected as nominees to the Board by vote of a majority of the independent directors. When reviewing candidates for our Board, the Nominating and Governance Committee and the independent members of the Board consider the evolving needs of the Board and seek candidates that fill any current or anticipated future needs. The Nominating and Governance Committee may, from time to time, retain search firms to source potential candidates for the Board. The Nominating and Governance Committee and the independent Board members also believe that all directors should possess the attributes described below in the last paragraph under the caption “Consideration of Director Nominees Recommended by Shareholders.” In considering candidates for the Board, the Nominating and Governance Committee and the independent members of the Board consider the entirety of each candidate’s credentials in the context of each of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. Shareholder nominations for directors of the Company will be considered by the independent directors subject to the shareholder complying with the procedures described below. The Nominating and Governance Committee held two meetings during Fiscal 2025. The Nominating and Governance Committee charter is available on the Company’s website at www.hudsontech.com.
The Board also has an Environmental, Health, Safety, Sustainability and Public Policy Committee, which is responsible for satisfying the Board that the Company’s Environmental, Health and Safety, Sustainability and Public Policy policies, plans and procedures are adequate. The current members of the Environmental, Health, Safety, Sustainability and Public Policy Committee are Ms. Mansy (Chair), Ms. Bulgarino and Mr. Parrillo. Former director Kathleen L. Houghton also served on the Environmental,

Health, Safety, Sustainability and Public Policy Committee during 2025 and until her resignation from the Board on March 13, 2026. Mr. Parrillo joined the Environmental, Health, Safety, Sustainability and Public Policy Committee in April 2026. A copy of the Environmental, Health, Safety, Sustainability and Public Policy Committee charter is available on the Company’s website at www.hudsontech.com.
Board Leadership Structure and Lead Independent Director
The Board believes our current leadership structure, where our Chief Executive Officer also serves as our Chairman of the Board, provides us with the most effective leadership model by enhancing the Chairman and Chief Executive Officer’s ability to provide insight and direction of business strategies and plans to both the Board and our management. The Board believes that a single person, acting in the capacities of Chairman and Chief Executive Officer, provides us with unified leadership and focus and that our business strategies are best served if the Chairman is also a member of our management team. In order to provide additional governance structure, the Board has appointed a lead independent director. Vincent P. Abbatecola served as our lead independent director during 2025 and prior to his resignation in April 2026. Our current lead independent director, Mr. Parrillo, chairs the Compensation Committee, serves on the Audit Committee, the Nominating and Governance Committee and the Environmental, Health, Safety, Sustainability and Public Policy Committee, participates in the development of Board meeting agendas, and leads the independent director sessions of the Board. Furthermore, our Audit Committee, our Compensation Committee, our Nominating and Governance Committee and the Environmental, Health, Safety, Sustainability and Public Policy Committee are comprised solely of independent directors. We believe the appointment of a lead independent director, the composition of these three Board committees, the fact that our independent directors determine Board nominees and the compensation of our executive officers, as well as the practice of our independent directors to meet in executive session without our Chief Executive Officer and the other members of our management present, help ensure that our Board maintains a level of independent oversight of management that is appropriate for our Company.
Non-Executive Director Retirement Policy
In February 2026, the Board approved a Non-Executive Director Retirement Policy. The Board does not have a strict retirement age for directors. However, the Board does believe that once a director attains a certain age, the Board should carefully consider whether such director’s continued service on the Board is in the best interests of the Company and shareholders. As such, any non-executive director will submit an offer of his or her resignation on his or her 75th birthday. This offer will be communicated to the Board Chairman (or, in the case of an offer by the Chairman, by communication to the Chair or members of the Nominating and Governance Committee). The Board Chairman (or the Chair of the Nominating and Governance Committee) will refer the offer to the Nominating and Governance Committee for review who will then make a recommendation to the Board for its consideration, and the Board will determine, within 90 days from the date of the offer, whether to accept the offer. The director making the offer will not participate in the Nominating and Governance Committee or Board deliberations. Any rejection of the offer of resignation shall be valid for one year only, and may be reconsidered for acceptance by the Nominating and Governance Committee and the Board on an annual basis thereafter.
With respect to non-executive directors who have achieved age 75 on the date of implementation of this policy, any such director shall submit an offer of his or her resignation otherwise in accordance with this policy not later than 30 days after implementation thereof. By virtue of his age on the date of implementation, Mr. Abbatecola submitted such an offer on March 13, 2026 and his offer of resignation was accepted on April 10, 2026.
Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and potential conflicts of interest with related parties. The Nominating and Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports, or otherwise, about such risks.
Audit Committee Report
In February 2026, the Audit Committee met with management and BDO USA, P.C., the Company’s independent registered public accounting firm, to review and discuss the audited financial statements. The Audit Committee also discussed with BDO USA, P.C. the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and confirming letter from BDO USA, P.C. required by the applicable requirements of the Public Company Accounting Oversight Board regarding its independence and has discussed with BDO USA, P.C. its independence from the Company. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The Audit Committee —
Jeffrey R. Feeler, Loan Mansy, Richard Parrillo and Eric Prouty
Code of Conduct and Ethics
The Company has adopted a written code of conduct and ethics that applies to all directors, and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The Company will provide a copy of its code of conduct and ethics to any person without charge upon written request addressed to Hudson Technologies, Inc., 300 Tice Boulevard, Suite 290, Woodcliff Lake, New Jersey 07677, Attention: Brian J. Bertaux.
Insider Trading Policy
The Company has adopted an Insider Trading Policy to promote compliance with applicable securities laws, known as “insider trading” laws, which prohibit persons who receive or become aware of material non-public information about the Company (or other companies that do business with the Company) from trading in the Company’s (or such other company’s) securities or providing material non-public information to others who may trade in the Company’s (or such other company’s) securities on the basis of that information. The Insider Trading Policy is applicable to all directors, officers and employees of the Company, as well as family members and other members of their respective households, partnerships in which any such person is a general partner, trusts of which any such person is a trustee, estates of which any such person is an administrator or executor and other legal entities that any such person controls.
Anti-Hedging Policy
The Company believes that purchases of hedging instruments that protect against downward changes in the Company’s stock price can result in the purchaser no longer having the same objectives as the Company’s other stockholders because they are no longer subject to the full risks of stock ownership. Accordingly, our Insider Trading Policy provides that no employee of the Company or member of the Company’s Board may engage in any hedging transaction that would result in lack of exposure to the full risks of stock ownership. Prohibited hedging transactions include, but are not limited to, collars, forward sale contracts, trading in publicly-traded options, puts, calls or other derivative instruments related to Company stock or debt.
Clawback Policy
In accordance with Section 10D of the Securities Exchange Act of 1934, as amended, Rule 10D-1 promulgated under the Securities Exchange Act and NASDAQ Listing Rule 5608, the Board adopted a Clawback Policy, which provides for the recovery of certain incentive compensation to Company executives in the event of a restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. Such restatements include any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event the Company is required to prepare such an accounting restatement, the Company will promptly seek to recoup the amount of any erroneously awarded compensation received by any executive officers as specified in the Clawback Policy.
Executive Officers
In addition to Kenneth Gaglione, Brian J. Bertaux and Robert A. Stoody serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:
Brian J. Bertaux, age 56, was appointed to the positions of Vice President, Chief Financial Officer and Secretary in July 2024. He was Chief Financial Officer of Brown Haven Homes from 2023 to 2024 and previously served as a consultant and then as Vice President — Finance of vonDrehle Corporation from 2021 until its sale in December 2022. Mr. Bertaux previously served in various roles of increasing responsibility at Trex Company, Inc., a publicly traded manufacturer of composite decking and railing products, from 2000 through 2020, including as Interim President of Trex Commercial Products (2020), Senior Director, Finance and Strategy (2017-2019) and Senior Director — Finance and IT (2012-2017). Mr. Bertaux earned an MBA from the University of Maryland and a B.S. in Finance and Accounting from Frostburg State University and is a Certified Public Accountant and Certified Treasury Professional.
Robert A. Stoody, age 42, was appointed to the position of Senior Vice President — Operations in January 2026. Mr. Stoody has served in various executive roles with the Company since January 2015. Prior to his appointment as Senior Vice President — Operations in January 2026, he served as Vice President of Supply Chain from August 2025 through December 2025, and as Vice President, Military and Gases Division from January 2015 through November 2025. Mr. Stoody’s previous roles included serving as President of Compressed Cylinder Services, Inc. from 2012 until its acquisition by the Company in 2015, and as Executive Vice President of Stoody Industrial & Welding Supply, Inc. from 2002 until 2012. Mr. Stoody holds an A.A. degree from San Diego Mesa College.
COMMUNICATIONS WITH THE BOARD
The Board has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board individually or as a group by writing to: The Board of Directors of Hudson Technologies, Inc. c/o Corporate Secretary, 300 Tice Boulevard, Suite 290, Woodcliff Lake, New Jersey 07677. Shareholders should identify their communication as being from a shareholder of the Company. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by a shareholder of the Company before transmitting the communication to the Board.
BOARD ATTENDANCE AT ANNUAL SHAREHOLDER MEETINGS
We have a policy that strongly encourages directors to attend our Annual Meeting of Shareholders and our directors typically attend each Annual Meeting in person. Last year’s Annual Meeting of Shareholders was attended by six of the seven directors then serving on the Board.
CONSIDERATION OF DIRECTOR NOMINEES RECOMMENDED BY SHAREHOLDERS
Shareholders of Hudson wishing to recommend director candidates to the Board must submit their recommendations in writing to the Chairman of the Board, c/o Corporate Secretary, Hudson Technologies, Inc., 300 Tice Boulevard, Suite 290, Woodcliff Lake, New Jersey 07677.
The independent directors of the Board will consider nominees recommended by Hudson’s shareholders provided that the recommendation contains sufficient information for the independent directors to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by shareholders that comply with these procedures will be considered either solely by

Hudson’s independent directors, or by a nominating committee of the Board that is comprised solely of Hudson’s independent directors, if such committee exists at the time. The recommendations must also state the name of the shareholder who is submitting the recommendation. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under applicable NASDAQ Listing Rules. Each nomination is also required to set forth: (i) a representation that the shareholder making the nomination is a holder of record of capital stock of Hudson entitled to vote at such meeting; (ii) a representation as to the beneficial interest of the shareholder making the nomination including, without limitation, any derivative securities holdings, short interests, hedges and any agreements that increase or decrease such shareholder’s voting power; (iii) all stock ownership information with respect to any shareholder or shareholder group with whom the shareholder making the nomination is associated, whether or not such persons constitute a filing group for purposes of Schedule 13D; (iv) whether the shareholder making the nomination intends individually or as part of a group, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Hudson’s outstanding capital stock required to approve or adopt the proposal, and/or to otherwise solicit proxies in support of such proposal; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (vi) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and (vii) the consent of each nominee to serve as a director of Hudson if so elected. A nomination which does not comply with the above requirements or that is not received by the deadline referred to below will not be considered. All shareholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.
The qualities and skills sought in prospective members of the Board are determined by the Board. The Board generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for Hudson. Criteria to be considered for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Board in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of Hudson’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to Hudson. Such persons should not have commitments that would materially conflict with the time commitments of a Director of Hudson.
DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS
A shareholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Shareholders to be held in 2027, which we currently anticipate will be held in or about June 2027, is required to give written notice containing the required information specified above and otherwise in accordance with our By-Laws, addressed to the Independent Directors of the Board, c/o Secretary of the Company, Hudson Technologies, Inc., 300 Tice Boulevard, Suite 290, Woodcliff Lake, New Jersey 07677, of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company’s Secretary no earlier than February 10, 2027 and no later than March 12, 2027. In the event that the Annual Meeting of Shareholders to be held in 2027 is held either before May 11, 2027 or after August 9, 2027, then the notice of nomination and other required information must be received by the Company’s Secretary no later than 90 days prior to the date of such meeting or, within 10 days following the first public announcement of the date of such annual meeting if such public announcement is made less than 100 days prior to the date of such meeting.
In addition, to be timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice will be true and correct as of the record date for the 2027 Annual Meeting and as of the date that is 10 business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Company not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
In addition to the foregoing, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2027, unless the stockholder meeting takes place more than 30 calendar days from June 10, 2027 in which case notice can be provided otherwise in accordance with Rule 14a-19(b)(1).
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on Hudson’s review of copies of such forms received by Hudson, and on representations made to us, we believe that during the year ended December 31, 2025, all filing requirements applicable to all officers, directors and greater than 10% beneficial shareholders were timely complied with.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Program and Philosophy
Our compensation program is intended to:
•
Attract, motivate, retain and reward employees of outstanding ability;

•
Link changes in employee compensation to individual and corporate performance;

•
Align employees’ interests with those of the Company’s shareholders.

The ultimate objective of our compensation program is to increase shareholder value. We seek to achieve these objectives with a total compensation approach which takes into account a competitive base salary, bonus pay based on the annual performance of the Company and individual goals and longer-term equity incentive awards.
The Board’s Compensation Committee, which is comprised solely of independent directors, is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers. During 2022, the Compensation Committee retained an outside compensation consultant, Dolores J. Ennico, to prepare a market analysis comparing executive salary data to published survey data and market peer group data. This market analysis was also utilized by the Compensation Committee during 2022 to set bonus compensation for 2022 and to adjust base salaries for 2023 and 2024. Dolores J. Ennico also provided certain ancillary executive coaching and recruiting advice to the Company during 2025 and was paid fees of $109,200. The Compensation Committee conducted its independence assessment in accordance with applicable law and did not believe such ancillary services presented a conflict of interest.
The Compensation Committee is also mindful of the results of the annual advisory resolution, commonly referred to as a “say-on-pay” resolution, in formulating the named executive officer compensation program. Although non-binding, the Compensation Committee values the input of our shareholders and will carefully review and consider the voting results when evaluating our named executive officer compensation program.

Base Salaries
Base salaries paid to executives are intended to attract and retain highly talented individuals. In setting base salaries, individual experience, individual performance, the Company’s performance and job responsibilities during the year are considered. Executive salaries are evaluated by the Compensation Committee on at least a bi-annual basis against companies of similar size and nature. During 2025, the Compensation Committee increased base salaries for 2025 for the executive officer group, as follows: Brian Coleman — $680,000 to $695,000; Kathleen Houghton — $385,000 to $400,000; and Brian Bertaux — $357,000 to $370,000. Kenneth Gaglione rejoined the Company in November 2025 and received a negotiated base salary of $695,000 in connection with his hiring. During 2025, the Compensation Committee also determined to continue giving significant emphasis to linking compensation to shareholder value through the annual bonus opportunity described below.
Annual Bonus Plan Compensation
The Company has established an annual bonus program for the payment of cash and/or equity awards to some or all of the executive officers and other members of senior management based upon the Company’s annual earnings and potentially other financial and personal metrics. The amount of the aggregate pool to be established each year will be determined by the Compensation Committee on or about the end of each fiscal year, based upon the Company achieving financial metrics in excess of a pre-determined level for each fiscal year (the “Benchmark”). In the event the Company’s financial metrics exceed the Benchmark for the applicable fiscal year, some or all of the executive officers may receive bonuses in the form of cash, stock options, stock or some combination thereof. The Compensation Committee will determine the amount, if any, of the awards to be received by the Chief Executive Officer (“CEO”) and whether the awards will be made in cash, stock options or stock, or some combination thereof, which determination will be made, based upon the overall financial results of the Company during the applicable fiscal year as well as on the personal performance of the CEO during the applicable fiscal year. The CEO will determine the amount, if any, of the awards to be received to all other executive officers, and whether the awards will be made in cash, stock options or stock, or some combination thereof, which determination will be made based upon the overall financial results of the Company during the applicable fiscal year as well as on the personal performance of each of the executive officers during the applicable fiscal year.
For fiscal year 2025, the Compensation Committee based the Benchmarks primarily on achievement of Company financial metrics. Based on fiscal year 2025 results, it was determined that $496,345 of the overall bonus pool was earned for the award of bonuses to the senior management in accordance with the Company’s annual bonus program. A portion of such aggregate amount was paid in cash to the named executive officers as follows: (i) Mr. Bertaux — $129,500; and (ii) Ms. Houghton — $140,000. Mr. Gaglione joined the Company in November 2025 and was not eligible for the 2025 bonus. Mr. Coleman’s employment with the Company terminated in November 2025 and he did not receive a bonus payment for 2025.
Equity Incentive Awards
Company executives are eligible to receive restricted stock and stock options (which give them the right to purchase shares of common stock at a specified price in the future). These grants will vest based upon the passage of time, the achievement of performance metrics, or both. We believe that the use of restricted stock and stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for shareholders and retaining key employees.
Stock option awards are intended to attract and retain highly talented executives, to provide an opportunity for significant compensation when overall Company performance is reflected in the stock price and to help align executives’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees, including executive officers. We have adopted a number of equity compensation plans governing the grant of such stock options. All of our equity compensation plans have been approved by our shareholders.
Annual option grants to executive officers are made at the discretion of the Board or the Compensation Committee and any delegated parties, and may be in the form of incentive stock options (“ISOs”) up to the fullest extent permitted under tax laws, with the balance granted in the form of nonqualified stock options. The option grants are subject to the terms of the relevant plan. ISOs have potential income tax advantage for executives if the executive disposes of the acquired shares after satisfying certain holding periods. Tax laws provide that the aggregate grant at date of grant for market value of ISOs that become exercisable for any employee in any year may not exceed $100,000.
Our current practice for options issued to all employees and to non-employee directors is typically to issue options that vest immediately upon issuance or over the first year of the option grant, and carry a term of up to ten years.
During March 2025, we issued stock option awards to the then-serving Named Executives pursuant to the Long-Term Incentive Program as described below. In addition, in connection with his hiring, on November 24, 2025, we granted Mr. Gaglione a five-year stock option grant to purchase 216,309 shares of common stock at $6.70 per share, vesting 50% on the first anniversary of the grant date and a further fifty percent on the second anniversary of the grant date, which grant had a Black-Scholes value, determined in good faith by the Compensation Committee, of $695,000. We did not make grants of restricted stock to any Named Executives during 2025.
The Company does not have a formal policy with respect to the timing of awards of options in relation to the disclosure of material non-public information. However, the Compensation Committee generally seeks to avoid making grants four business days prior to, or one business day following, the filing of a periodic or current report with the SEC that discloses material non-public information. In addition, annual equity grants to directors are made at a specific predetermined time — five business days following the annual shareholders meeting.
Long-Term Incentive Program
In order to provide senior management with a longer-term equity incentive to more closely align the interests of management and the shareholders, on March 13, 2025, the Compensation Committee approved a program of equity grants to senior management that contain multi-year vesting metrics.
Specifically, on March 13, 2025, the Committee granted options as follows: (i) Mr. Coleman — a five-year stock option grant to purchase 140,813 shares of common stock at $5.95 per share; (ii) Mr. Bertaux — a five-year stock option grant to purchase 55,109 shares of common stock at $5.95 per share; and (iii) Ms. Houghton — a five-year stock option grant to purchase 72,477 shares of common stock at $5.95 per share. Each of these stock options are subject to cliff vesting on December 31, 2027 dependent upon achievement of both: (i) earnings per share growth at a rate of 8% per year during the three-year period 2025-2027 (i.e. from $0.52 per share to a threshold of $0.65 per share for 2027) and (ii) the change in the price of the Company’s common stock exceeding that of the Russell 2000 for the three-year period from December 31, 2024 through December 31, 2027. The vesting of Mr. Coleman’s options accelerated fully in accordance with the terms of his employment agreement in connection with his termination of employment with the Company in November 2025.
Other Annual Compensation and Benefits
Although direct compensation, in the form of salary, non-equity incentive awards and long-term equity incentive awards provide most of the compensation to each executive officer, we also provide for the following items of additional compensation:
•
Retirement savings are provided by a 401(k) plan, in the same manner to all U.S. employees. This plan includes an employer matching contribution of 100% of an employee’s annual contribution up to a maximum of 2% of the employee’s salary, which is intended to encourage employees (including the chief executive officer) to save for retirement.

•
Health, life and disability benefits are offered to our executive officers in the same manner to all of our U.S. employees. We provided additional long-term disability and long-term care policies for each of our executive officers.

Additionally, in August 2019, the Compensation Committee authorized the Company to purchase a $1,000,000 “Whole Life Legacy 10-Pay” life insurance policy for, and in the name of, Brian F. Coleman, at a fixed annual premium of $71,210 for a maximum of ten (10) years.

Compensation Risk Management
We structure our executive compensation program to link executive compensation to the performance of the Company as a whole. We believe executives with higher levels of responsibility and a greater ability to influence enterprise results should receive a greater percentage of their compensation in the form of performance-based compensation. Compensation for our executive officers varies from year to year primarily based on achievement of enterprise-wide objectives and individual performance. We emphasize enterprise-wide performance to break down internal barriers that can arise in organizations that emphasize individual business unit performance. We believe our compensation structure encourages reasonable risk-taking but discourages excessive risk-taking. The Compensation Committee evaluates our cash and equity compensation programs to ensure that the plan elements do not create scenarios where executives are able to manipulate plan provisions to achieve a larger payout.
Compensation Committee Report
Our Compensation Committee has furnished the following report. The information contained in the “Compensation Committee Report” is not deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, except to the extent that we specifically incorporate it by reference into such filings.
Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities Act with management. Based on such review and discussion, our Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
Compensation Committee
Loan N. Mansy
Richard Parrillo
Eric A. Prouty

Summary of Compensation
Summary Compensation Table
The following table discloses, for the years indicated, the compensation for (i) each person who served as our Chief Executive Officer during 2025, (ii) our Chief Financial Officer, (iii) our other most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the year ended December 31, 2025 and whose total compensation during the year ended December 31, 2025 exceeded $100,000, and (iv) any person who served as an executive officer in 2025 and would have been one of the foregoing executive officers, but for the fact that he or she was not an executive officer at the end of the year ended December 31, 2025 (collectively, the “Named Executives”).
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Kenneth Gaglione, President, Chief Executive Officer(3)(4)	2025	$53,462	—	$695,000	—	—	$748,462
	2024	—	—	—	—	—	—
	2023	$358,004	—	—	$130,000	—	$488,004
Brian J. Bertaux, Chief Financial Officer and Secretary(5)	2025	$367,075	—	$146,370	$129,500	$21,850(6)	$664,795
	2024	$163,731	—	—	$57,000	—	$220,731
	2023	—	—	—	—	—	—
Kathleen L. Houghton, Senior Vice President – Sales and Marketing(3)(7)	2025	$396,539	—	$192,499	$140,000	$6,523(8)	$735,561
	2024	$385,000	—	—	$145,000	$1,623(8)	$531,623
	2023	$357,535	—	$56,000	$104,000	$1,623(8)	$519,158
Brian F. Coleman, Former President and Chief Executive Officer(3)(9)	2025	$603,846	—	$373,999	—	$571,595(10)(11)	$1,549,440
	2024	$680,000	—	—	$290,000	$76,816(10)	$1,046,816
	2023	$678,408	—	$119,000	$221,000	$76,816(10)	$1,095,224

(1)
We utilize the grant date fair value using the Black-Scholes method as described in Note 12 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for the year ended December 31, 2025.

(2)
Amount was earned in the indicated calendar year.

(3)
Mr. Gaglione did not receive any additional compensation for services as a director during the year ended December 31, 2025. Ms. Houghton did not receive any additional compensation for services as a director during the years ended December 31, 2025, 2024 and 2023. Mr. Coleman did not receive any additional compensation for services as a director during the years ended December 31, 2025, 2024 and 2023.

(4)
Mr. Gaglione rejoined the Company on November 24, 2025. He previously served as Vice President — Operations through December 14, 2023.

(5)
Mr. Bertaux joined the Company on July 30, 2024.

(6)
Represents payment for relocation expenses to Mr. Bertaux.

(7)
Ms. Houghton’s employment with the Company terminated on March 13, 2026.

(8)
Represent payments for supplemental long term disability insurance purchased for the benefit of the executive officer.

(9)
Mr. Coleman’s employment with the Company terminated on November 3, 2025.

(10)
Represent payments to Mr. Coleman for (a) supplemental long term disability insurance purchased for the benefit of the executive officer ($5,606 in 2025), and (b) payments of annual premiums for a life insurance policy purchased for the benefit of the executive officer ($71,210 in 2025).

(11)
Includes severance payments to Mr. Coleman during 2025 of $494,778.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K promulgated under the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. There are a variety of different methodologies, assumptions, adjustments and estimates that companies may apply in compliance with Item 402(u) of Regulation S-K; as such, the information provided should not be used as a basis for comparison between different companies.
For 2025, the annual total compensation of the median employee of our company was $54,594, and the annualized total compensation of our CEO, as reported in the Summary Compensation Table above, was $1,390,000. Based on this information, the ratio of the annualized total compensation of our CEO, Mr. Gaglione, to the median of the annual total compensation of all employees was 25 to 1.
In order to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
We determined that, as of December 31, 2025, our employee population consisted of approximately 287 individuals. This population consisted of our full-time, part-time, temporary and seasonal employees. December 31, 2025 was selected as the date upon which we would identify the “median employee,” because it allowed us to identify our median employee in a reasonably efficient and economical manner.
To identify the median employee, we compared 2025 W-2 taxable Medicare wages (Box 5) as reported to the Internal Revenue Service. This compensation measure was consistently applied to all employees included in the calculation.
Once the median employee was identified, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as reported in the 2025 Summary Compensation Table above. With respect to the annual total compensation of our CEO, in accordance with Instruction 10, Section 2 of Item 402(u) of Regulation S-K, we used the annualized compensation of our CEO on December 31, 2025.
Employment, Termination, Change of Control and other Agreements
Kenneth Gaglione.   On November 13, 2025, we entered into an Employment Agreement with Mr. Gaglione dated as of November 24, 2025 (the “Gaglione Employment Agreement”). Pursuant to the Gaglione Employment Agreement, Mr. Gaglione will serve as our Chairman of the Board, President and Chief Executive Officer and will receive an annual base salary of $695,000 with such increases as the Compensation Committee of our Board of Directors may determine, a target annual bonus of 75% of then-current base salary, and an initial a five-year stock option, vesting 50% on the first anniversary of the effective date of the Gaglione Employment Agreement and a further fifty percent on the second anniversary of the effective date of the Gaglione Employment Agreement, having a Black-Scholes value, determined in good faith by the Compensation Committee of the Board, of $695,000. We will also, at Mr. Gaglione’s option, either: (i) reimburse him in accordance with our reimbursement policy for the costs of a hotel near our Woodcliff Lake, New Jersey headquarters, or (ii) reimburse him for the cost of an apartment in the Woodcliff Lake, New Jersey area in an amount not to exceed $5,000 per month. The Gaglione Employment Agreement has an initial two-year term and is automatically renewable for successive one-year terms unless either party gives notice of termination at least ninety days prior to the expiration date of the then-current term. Pursuant to the Gaglione Employment Agreement, Mr. Gaglione has agreed to certain covenants and restrictions, which include an agreement that Mr. Gaglione will not compete with us in the United States for a period of twelve months after his termination for any reason. The Gaglione Employment Agreement also provides that Mr. Gaglione is entitled to sick leave for up to one hundred twenty days with continuation of at least 75% of Mr. Gaglione’s salary after the commencement of his sick leave. The Gaglione Employment Agreement further provides that in the event of his involuntary separation without cause (including in the event he becomes disabled), our election not to renew the Gaglione Employment Agreement, or his voluntary separation for a good reason as enumerated in the Gaglione

Employment Agreement, Mr. Gaglione will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of twelve months, and a lump sum payment, subject to performance criteria, equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination. In addition, the Gaglione Employment Agreement provides that in the event of his involuntary separation without cause (including in the event he becomes disabled), or in the event of his voluntary separation for a good reason as enumerated in the agreement, all stock options, stock appreciation rights, and any similar rights which Mr. Gaglione holds on the date of termination of employment shall become fully vested and be exercisable on the date of termination of employment, and shall remain exercisable following the termination of employment until (i) expiration of the twelve month severance period, (ii) termination of severance benefits due to a breach of the agreement by Mr. Gaglione, or (iii) expiration of the original term of the stock option, stock appreciation right or similar right, whichever first occurs.
Assuming Mr. Gaglione was terminated without cause on December 31, 2025 or left Hudson for good reason, Mr. Gaglione would have received (i) salary and bonus of $763,548; and (ii) benefits valued at $25,153.
Brian J. Bertaux.   On July 31, 2025, we entered into an agreement with Brian J. Bertaux, our Vice President, Chief Financial Officer and Secretary, pursuant to which Mr. Bertaux has agreed to certain covenants and restrictions, which include an agreement that Mr. Bertaux will not compete with us in the United States for a period of twelve months after his termination for any reason. The agreement also provides that Mr. Bertaux is entitled to sick leave for up to one hundred twenty days with continuation of at least 75% of Mr. Bertaux’s salary after the commencement of his sick leave. The agreement further provides that in the event of his involuntary separation without cause (including in the event he becomes disabled), or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Bertaux will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of twelve months, and a lump sum payment, subject to performance criteria, equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination. In addition, the agreement provides that in the event of his involuntary separation without cause (including in the event he becomes disabled), or in the event of his voluntary separation for a good reason as enumerated in the agreement, all stock options, stock appreciation rights, and any similar rights which Mr. Bertaux holds on the date of termination of employment shall become fully vested and be exercisable on the date of termination of employment, and shall remain exercisable following the termination of employment until (i) expiration of the twelve month severance period, (ii) termination of severance benefits due to a breach of the agreement by Mr. Bertaux, or (iii) expiration of the original term of the stock option, stock appreciation right or similar right, whichever first occurs.
Assuming Mr. Bertaux was terminated without cause on December 31, 2025 or left Hudson for good reason, Mr. Bertaux would have received (i) salary and bonus of $496,575; and (ii) benefits valued at $21,160.
Kathleen L. Houghton.   On September 30, 2019 we entered into an amended and restated agreement with Kathleen Houghton, pursuant to which Ms. Houghton has agreed to certain covenants and restrictions, which include an agreement that Ms. Houghton will not compete with us in the United States for a period of twelve months after her termination for any reason. The agreement provides that Ms. Houghton is entitled to sick leave for up to one hundred twenty days with continuation of at least 75% of Ms. Houghton’s salary after the commencement of her sick leave. The agreement also provides that in the event of her involuntary separation without cause (including in the event she becomes disabled) or in the event of her voluntary separation for a good reason as enumerated in the agreement, Ms. Houghton will receive severance payments, in the form of the continuation of her annual base salary and benefits for a period of twelve months, and, subject to performance criteria, a lump sum payment equivalent to the highest bonus paid to her in the three years prior to her termination, pro-rated to the date of her termination. In addition, the agreement provides that in the event of her involuntary separation without cause (including in the event she becomes disabled), or in the event of her voluntary separation for a good reason as enumerated in the agreement, all stock options, stock appreciation rights, and any similar rights which Ms. Houghton holds on the date of termination of employment shall become fully vested and be exercisable on the date of termination of employment, and shall remain exercisable following the termination of employment until (i) expiration of the twelve month severance period, (ii) termination of severance benefits due to a breach of the agreement by Ms. Houghton, or (iii) expiration of the original term of the stock option, stock appreciation right or similar right, whichever first occurs.
Assuming Ms. Houghton was terminated without cause on December 31, 2025 or left Hudson for good reason, Ms. Houghton would have received (i) salary and bonus of $541,539; and (ii) benefits valued at $20,144. Ms. Houghton resigned from the Company on March 13, 2026 and did not receive any severance payments.
Brian F. Coleman.   On July 15, 2020, we entered into a Fourth Amended and Restated Agreement dated as of June 24, 2020 with Brian F. Coleman, which amended and restated his prior employment agreement. Pursuant to the restated agreement, Mr. Coleman was serving as our President and Chief Executive Officer and was receiving an annual base salary of $695,000, with such increases and bonuses as our Board of Directors may determine. The agreement was set to expire on June 24, 2026 and was automatically renewable for successive two-year terms unless either party gave notice of termination at least ninety days prior to the expiration date of the then current term. In addition, during and after the term of the agreement, we agreed to pay, grossed up for any taxes owed on such payments, life insurance premiums equal to $71,210 per year for nine years beginning in 2020, with respect to a $1,000,000 whole life insurance policy for the benefit of Mr. Coleman.
As part of the agreement, Mr. Coleman has agreed to certain covenants and restrictions, which include an agreement that Mr. Coleman will not compete with us in the United States for a period of twenty-four months after his termination for any reason. The agreement also provides that, in the event of his involuntary separation from Hudson without cause, or in the event he becomes disabled, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Coleman will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of twenty-four months, and payment over a twenty-four month period of an amount equivalent to 100% of the highest bonus paid to Mr. Coleman in the three years prior to his termination. Furthermore, all stock options, stock appreciation rights, and any similar rights which Mr. Coleman holds on the date of termination of employment shall become fully vested and be exercisable and shall remain exercisable following the termination of employment until (i) expiration of the twenty-four month severance period, (ii) termination of severance benefits due to a breach of the agreement by Mr. Coleman, or (iii) expiration of the original term of the stock option, stock appreciation right or similar right, whichever first occurs.
The agreement also provides that severance is triggered under the agreement in the event that the executive’s employment is terminated by us without Cause (as defined) or for any reason by the executive within sixty (60) days following a Fundamental Change (as defined). A “Fundamental Change” is defined to include (a) if the Company or certain of its subsidiaries shall make a general assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed; (b) upon commencement of any proceedings by the Company or certain of its subsidiaries under any bankruptcy, reorganization, or similar law or statute; (c) upon the commencement of the dissolution or liquidation of the Company or certain of its subsidiaries; or a (d) upon a Change in Control (as defined therein).
Mr. Coleman’s employment with Hudson terminated without Cause on November 3, 2025. In connection with the termination of his employment, and upon his execution of a customary general release, Mr. Coleman became entitled to receive: (i) continued payments of annual base salary ($695,000 per annum), without adjustment and subject to applicable tax withholdings, for a period of twenty-four (24) months following the termination date (the “Severance Period”), such payments to be made in accordance with our ordinary payroll practices; (ii) an amount equal to a total of 100 percent of the highest bonus earned by Mr. Coleman in any calendar year within the three (3) calendar years immediately preceding the termination date, which amount shall equal $1,877,778, and shall be paid in equal installments throughout the Severance Period made every two (2) weeks, or at such other frequency based upon our normal payroll practice, less all tax withholdings and deductions; (iii) a lump sum payment of Mr. Coleman’s unused vacation time during the calendar year 2025, less all tax withholdings and deductions; (iv) continued participation in Hudson’s non-COBRA benefit plans (e.g., life insurance, disability insurance) during the Severance Period on the same terms, conditions, and costs as if he remained an active employee of the Company; (v) reimbursement of premium payments made for COBRA continuation coverage during the

Severance Period, provided, however, such reimbursement is conditioned on providing proof of payment of premiums for such COBRA coverage; and (vi) a lump sum payment in the amount of $377,105.04, which equals the amount of the unpaid premiums for the $1,000,000 “Whole Life Legacy 10-Pay” life insurance policy for the remainder of the original ten (10) year level premium schedule (grossed up for any taxes owed on such payment).
Robert A. Stoody. On November 2, 2021 we entered into an agreement with Robert A. Stoody. Pursuant to the agreement Mr. Stoody has agreed to certain covenants and restrictions, which include an agreement that Mr. Stoody will not compete with us in the United States for a period of six months after his termination for any reason. The agreement also provides that in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Stoody will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of six months, and a lump sum payment, subject to performance criteria, equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination. In addition, the agreement provides that in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, all stock options, stock appreciation rights, and any similar rights which Mr. Stoody holds on the date of termination of employment shall become fully vested and be exercisable on the date of termination of employment, and shall remain exercisable following the termination of employment until (i) expiration of the six month severance period, (ii) termination of severance benefits due to a breach of the agreement by Mr. Stoody, or (iii) expiration of the original term of the stock option, stock appreciation right or similar right, whichever first occurs.
Assuming Mr. Stoody was terminated without cause on December 31, 2025 or left Hudson for good reason, Mr. Stoody would have received (i) salary and bonus of $241,456; and (ii) benefits valued at $5,515.
Grants of Plan-Based Awards Table
The following table shows all plan-based equity and non-equity grants made by the Company during the 2025 fiscal year to the Named Executives.
2025 GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)
Kenneth Gaglione	11/24/25	—	$0(1)	—	—	216,309	$6.70	$695,000
Brian J. Bertaux	3/13/25	—	$129,500	—		55,109	$5.95	$146,370
Kathleen L. Houghton	3/13/25	—	$140,000	—	—	72,477	$5.95	$192,499
Brian F. Coleman	3/13/25	—	$521,250	—	—	140,813	$5.95	$373,999

(1)
Mr. Gaglione rejoined the Company on November 24, 2025 and was not eligible for a 2025 bonus.

Outstanding Equity Awards Table
The following table discloses the outstanding option awards held by the Named Executives as of December 31, 2025. No outstanding unvested stock awards have been issued to the Named Executives.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kenneth Gaglione	33,378	—	$10.09	3/1/2026
	—	216,309(1)	$6.70	11/24/2030
Brian J. Bertaux	—	55,109(2)	$5.95	3/13/2030
Kathleen L. Houghton	120,000	—	$0.75	12/19/2029
	47,619	—	$1.60	3/12/2026
	50,888	—	$3.81	2/24/2027
	66,757	—	$10.09	3/1/2026
	9,444	—	$14.89	2/27/2027
	—	72,477(2)	$5.95	3/13/2030
Brian F. Coleman	945,000	—	$0.75	12/19/2029
	261,905	—	$1.60	3/12/2026
	169,626	—	$3.81	2/24/2027
	234,332	—	$10.09	3/1/2026
	20,067	—	$14.89	2/27/2027
	140,813	—	$5.95	3/13/2030

(1)
The indicated options vest 50% on November 24, 2026 and 50% on November 24, 2027.

(2)
The indicated options are subject to cliff vesting on December 31, 2027 dependent upon achievement of both: (i) earnings per share growth at a rate of 8% per year during the three-year period 2025-2027 (i.e. from $0.52 per share to a threshold of $0.65 per share for 2027) and (ii) the change in the price of the Company’s common stock exceeding that of the Russell 2000 for the three-year period from December 31, 2024 through December 31, 2027.

Option Exercises and Stock Vested Table
No stock options were exercised by the Named Executives during 2025. There was no restricted stock held by those persons that vested during 2025.
Stock Option Plans
2018 Stock Incentive Plan
We have adopted the 2018 Stock Incentive Plan (the “2018 Plan”), pursuant to which 4,000,000 shares of our common stock are currently reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs may be granted under the 2018 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.
The 2018 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by our Compensation Committee of the Board of Directors. The Committee, within the limitations of the 2018 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. In the case of restricted stock, deferred stock or other stock-based awards, the Committee, within the limitations of the 2018 Plan, determines the persons to whom awards will be granted, the number of shares of stock subject to the award, and the restrictions on issuance and transfer of such shares. Unless the 2018 Plan is sooner terminated, the ability to grant options or other awards under the 2018 Plan will expire on June 7, 2028.
ISOs granted under the 2018 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a 10% shareholder). In the case of ISOs, the aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans) may not exceed $100,000. Non-qualified options granted under the 2018 Plan may not be granted at a price less than the fair market value of our common stock. Options granted under the 2018 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to a 10% shareholder). Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2018 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.
As of December 31, 2025, we had options outstanding to purchase 1,904,805 shares of common stock under the 2018 Plan and 659,741 shares were reserved for future issuances under the 2018 Plan.
2020 Stock Incentive Plan
We have adopted the 2020 Stock Incentive Plan (the “2020 Plan”), pursuant to which 3,000,000 shares of our common stock are currently reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs may be granted under the 2020 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.
The 2020 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by our Compensation Committee of the Board of Directors. The Committee, within the limitations of the 2020 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. In the case of restricted stock, deferred stock or other stock-based awards, the Committee, within the limitations of the 2020 Plan, determines the persons to whom awards will be granted, the number of shares of stock subject to the award, and the restrictions on issuance and transfer of such shares. Unless the 2020 Plan is sooner terminated, the ability to grant options or other awards under the 2020 Plan will expire on June 11, 2030.
ISOs granted under the 2020 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a 10% shareholder). In the case of ISOs, the aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans) may not exceed $100,000. Non-qualified options granted under the 2020 Plan may not be granted at a price less than the fair market value of our common stock. Options granted under the 2020 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to a 10% shareholder). Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2020 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.
As of December 31, 2025, we had options outstanding to purchase 0 shares of common stock under the 2020 Plan and 2,879,731 shares were reserved for future issuances under the 2020 Plan.
2024 Stock Incentive Plan
We have adopted the 2024 Stock Incentive Plan (the “2024 Plan”), pursuant to which 3,000,000 shares of our common stock are currently reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs may be granted under the 2024 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.
The 2024 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by our Compensation Committee of the Board of Directors. The Committee, within the limitations of the 2024 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. In the case of restricted stock, deferred stock or other stock-based awards, the Committee, within the limitations of the 2024 Plan, determines the persons to whom awards will be granted, the number of shares of stock subject to the award, and the restrictions on issuance and transfer of such shares. Unless the 2024 Plan is sooner terminated, the ability to grant options or other awards under the 2024 Plan will expire on June 12, 2034.
ISOs granted under the 2024 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a 10% shareholder). In the case of ISOs, the aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans) may not exceed $100,000. Non-qualified options granted under the 2024 Plan may not be granted at a price less than the fair market value of our common stock. Options granted under the 2024 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to a 10% shareholder). Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2024 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.
As of December 31, 2025, we had options outstanding to purchase 0 shares of common stock under the 2024 Plan and 3,000,000 shares were reserved for future issuances under the 2024 Plan.
Executive Pay Versus Performance
We are required by SEC rules to disclose the following information regarding compensation paid to our Named Executives. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnotes (6) through (8) below set forth the adjustments from the Total Compensation for each Named Executive reported in the Summary Compensation Table above.
The following table sets forth additional compensation information for our Chief Executive Officer, who is our principal executive officer (PEO), our former Chief Executive Officer, and our non-PEO Named Executives (NEOs), along with total shareholder return, net income, and EBITDA performance results for fiscal years 2021, 2022, 2023, 2024 and 2025.

PAY VERSUS PERFORMANCE
							Value of Initial Fixed $100 Investment on 12/31/20 Based on
Year	Summary Compensation Table Total for PEO (Brian F. Coleman)(1)	Summary Compensation Table Total for PEO (Kenneth Gaglione)(2)	Compensation Actually Paid to PEO (Brian F. Coleman)	Compensation Actually Paid to PEO (Kenneth Gaglione)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income	EBITDA(5)
2021	$1,800,574	—	$1,657,574(6)	—	$608,173	$537,598(8)	$453.06	$134.57	$32,259,000	$50,961,000
2022	$2,570,386	—	$2,396,608(6)	—	$799,057	$768,364(8)	$1,032.65	$105.56	$103,801,000	$137,486,000
2023	$1,095,224	—	$2,036,459(6)	—	$497,469	$698,194(8)	$1,376.53	$121.49	$52,247,000	$86,262,000
2024	$1,046,816	—	$1,125,350(6)	—	$377,875	$404,789(8)	$557.14	$133.52	$24,388,000	$36,938,000
2025	$1,549,440	$748,462	$1,549,440(6)	$710,176(7)	$466,785	$482,946(8)	$698.98	$149.87	$16,667,000	$25,651,000

(1)
Mr. Coleman stepped down as our PEO on November 3, 2025.

(2)
Mr. Gaglione became our PEO on November 24, 2025.

(3)
Named executive officers during the applicable years are: (i) 2021 — Nat Krishnamurti, Chief Financial Officer and Secretary; and Kathleen L. Houghton, Vice President — Sales and Marketing; (ii) 2022 — Nat Krishnamurti, Chief Financial Officer and Secretary; and Kathleen L. Houghton, Vice President — Sales and Marketing; (iii) 2023 — Nat Krishnamurti, Chief Financial Officer and Secretary; Kathleen L. Houghton, Senior Vice President — Sales and Marketing; and Kenneth Gaglione, Vice President — Operations; (iv) 2024 — Brian J. Bertaux, Chief Financial Officer and Secretary; Kathleen L. Houghton, Senior Vice President — Sales and Marketing; and Nat Krishnamurti, Former Chief Financial Officer and Secretary; and (v) 2025 — Brian J. Bertaux, Chief Financial Officer and Secretary; and Kathleen L. Houghton, Senior Vice President — Sales and Marketing.

(4)
Peer group is the Russell 2000 Index.

(5)
EBITDA consists of net income, plus interest expense, income tax expense (benefit), depreciation and amortization. EBITDA is a non-GAAP financial measure.

(6)
Represents the Summary Compensation Table Total for Mr. Coleman for 2021, 2022, 2023, 2024 and 2025 adjusted as follows:

Year	Summary Compensation Table Total for PEO (Brian F. Coleman)	Deduction of fair value of any stock option grants or stock awards during the year	(i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year
(ii) the
amount of
change as of
the end of the
applicable
year (from the
end of the
prior fiscal
year) in fair
value of any
awards
granted in
prior years
that are
outstanding
and unvested
as of the
end of the
applicable year
					(iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date	(iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value
(v) for awards
granted in
prior years that
are determined
to fail to meet
the applicable
vesting
conditions
during the
applicable year,
a deduction for
the amount
equal
to the fair value
at the end of the
prior fiscal year

(vi) the dollar
value of any
dividends or
other earnings
paid on stock or
option awards in
the applicable
year prior to the
vesting date that
are not otherwise
reflected in the
fair value of
such award or
included
in any other
component
of total
compensation for
the applicable
year
									Compensation Actually Paid to PEO (Brian F. Coleman)
2021	$1,800,574	($363,000)	—	—	$220,000	—	—	—	$1,657,574
2022	$2,570,386	($860,000)	$504,722	—	$181,500	—	—	—	$2,396,608
2023	$1,095,224	($119,000)	$630,236	—	$429,999	—	—	—	$2,036,459
2024	$1,046,816	—	$18,992	—	$59,542	—	—	—	$1,125,350
2025	$1,549,440	($373,999)	—	—	$373,999	—	—	—	$1,549,440

(7)
Represents the Summary Compensation Table Total for Mr. Gaglione for 2025 adjusted as follows:

Year	Summary Compensation Table Total for PEO (Kenneth Gaglione)	Deduction of fair value of any stock option grants or stock awards during the year	(i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year
(ii) the
amount of
change as of
the end of the
applicable
year (from the
end of the
prior fiscal
year) in fair
value of any
awards
granted in
prior years
that are
outstanding
and unvested
as of the end
of the
applicable
year
					(iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date	(iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value
(v) for awards
granted in
prior years that
are determined
to fail to meet
the applicable
vesting
conditions
during the
applicable year,
a deduction for
the amount equal
to the fair value
at the end of the
prior fiscal year

(vi) the dollar
value of any
dividends or
other earnings
paid on stock or
option awards in
the applicable
year prior to the
vesting date
that are not
otherwise
reflected in the
fair value of
such award or
included in any
other component
of total
compensation for
the applicable
year
									Compensation Actually Paid to PEO (Kenneth Gaglione)
2025	$748,462	($695,000)	$656,714	—	—	—	—	—	$710,176

(8)
Represents the average Summary Compensation Table Total for the applicable executives described in footnote (3) above for 2021, 2022, 2023, 2024 and 2025 adjusted as follows:

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Deduction of fair value of any stock option grants or stock awards during the year	(i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year
(ii) the
amount of
change as
of the
end of the
applicable year
(from the end of
the prior fiscal
year) in fair
value of any
awards granted
in prior years
that are
outstanding and
unvested as of
the end of the
applicable year
					(iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date	(iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value
(v) for
awards
granted in
prior years
that are
determined
to fail to meet
the applicable
vesting
conditions
during the
applicable
year, a deduction
for the amount
equal to the
fair value
at the end
of the prior
fiscal year

(vi) the dollar
value of any
dividends or
other earnings
paid on stock or
option awards in
the applicable
year prior to the
vesting date that
are not otherwise
reflected in the
fair value of such
award or
included in any
other component
of total
compensation for
the applicable
year
									Average Compensation Actually Paid to Non-PEO NEOs
2021	$608,173	$(108,075)	—	—	$37,500	—	—	—	$537,598
2022	$799,057	$(235,000)	$150,269	—	$54,038	—	—	—	$768,364
2023	$497,469	$(33,250)	$114,809	—	$119,166	—	—	—	$698,194
2024	$377,875	—	$2,980	—	$23,934	—	—	—	$404,789
2025	$466,785	$(112,956)	$129,117	—	—	—	—	—	$482,946

Supplemental Pay Versus Performance Tables
The following table illustrates the relationship between the Compensation Actually Paid (as set forth in the Pay Versus Performance table above) for the PEO and the average Compensation Actually Paid (as set forth in the Pay Versus Performance table above) for the non-PEO NEOs and the cumulative shareholder return of Hudson Technologies, Inc. stock during 2021, 2022, 2023, 2024 and 2025 and the cumulative shareholder return of the Russell 2000 Index during 2021, 2022, 2023, 2024 and 2025.
The following table illustrates the relationship between the Compensation Actually Paid (as set forth in the Pay Versus Performance table above) for the PEO and the average Compensation Actually Paid (as set forth in the Pay Versus Performance table above) for the non-PEO NEOs and the net income of Hudson Technologies, Inc. during 2021, 2022, 2023, 2024 and 2025.

The following table illustrates the relationship between the Compensation Actually Paid (as set forth in the Pay Versus Performance table above) for the PEO and the average Compensation Actually Paid (as set forth in the Pay Versus Performance table above) for the non-PEO NEOs and the EBITDA of Hudson Technologies, Inc. during 2021, 2022, 2023, 2024 and 2025.
List of Financial Performance Measures
The following list represents the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for the most recently completed fiscal year to company performance.
TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES USED TO LINK COMPENSATION ACTUALLY PAID TO NEOs FOR THE MOST RECENTLY COMPLETED FISCAL YEAR TO COMPANY PERFORMANCE
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
Hudson Technologies, Inc. Stock Price
Net income

Director Compensation
The Board’s standard non-employee director compensation structure during 2025 was as follows:
•
Annual cash fee of $50,000 per year payable in equal quarterly installments;

•
In addition to the annual cash fee set forth above, the Chairperson of the Audit Committee receives an additional annual cash fee of $20,000 payable in equal quarterly installments;

•
In addition to the annual cash fee set forth above, the Chairperson of the Compensation Committee, the Nominating and Governance Committee, and the Environmental, Health, Safety, Sustainability and Public Policy Committee, receives an additional annual cash fee of $10,000 payable in equal quarterly installments;

•
An additional payment five business days following the annual shareholders meeting of the Company of $50,000 — payable in the form of an equity grant determined by the Compensation Committee; and

•
An additional payment five business days following the annual shareholders meeting of the Company of $50,000 — payable, at the choice of each director, either (1) in the form of an equity grant or grants determined by the Compensation Committee or (2) up to half in cash and the remainder in the form of an equity grant or grants determined by the Compensation Committee.

Non-employee directors also received reimbursement for out-of-pocket expenses incurred for attendance at meetings of the Board of Directors and Board committee meetings.
The following table discloses the compensation of the non-employee directors who served as our directors during the year ended December 31, 2025.
DIRECTOR COMPENSATION
Name	Fees earned or paid in cash	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Vincent P. Abbatecola(3)	$95,000	$25,000	$50,000	—	$170,000
Nicole Bulgarino(3)	$75,000	$25,000	$50,000	—	$150,000
Loan N. Mansy(3)	$60,000	$50,000	$50,000	—	$160,000
Richard Parrillo(3)	$85,000	$25,000	$50,000	—	$160,000
Eric A. Prouty(3)	$85,000	$25,000	$50,000	—	$160,000

(1)
Reflects the fair value of a share grant computed in accordance with FASB ASC Topic 718, based on the applicable fair-market value on the date of grant.

(2)
We utilize the grant date fair value using the Black-Scholes method as described in Note 12 to the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3)
As of December 31, 2025, Mr. Abbatecola held options to purchase 59,600 shares of common stock, Ms. Bulgarino held options to purchase 49,318 shares of common stock, Ms. Mansy held options to purchase 39,928 shares of common stock, Mr. Parrillo held options to purchase 105,797 shares of common stock, and Mr. Prouty held options to purchase 107,174 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 16, 2026 based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) the Named Executives, (iii) each of our directors and (iv) all of our directors and executive officers as a group:
BENEFICIAL OWNERSHIP TABLE
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Kenneth Gaglione	37,504	*
Brian J. Bertaux	0	—
Nicole Bulgarino	59,816(2)	*
Jeffrey R. Feeler	4,065	*
Loan N. Mansy	60,523(3)	*
Richard Parrillo	291,543(4)	*
Eric A. Prouty	256,026(5)	*
Alan Sheriff	4,065	*
Brian F. Coleman	1,035,797(6)	2.5%
Kathleen L. Houghton	158,618	*
Ernest Lazarus	3,959,915(7)	9.4%
Hartree Partners, LP	3,800,000(8)	9.0%
BlackRock, Inc.	3,165,649(9)	7.5%
Westerly Capital Management, LLC	2,550,000(10)	6.1%
Dimensional Fund Advisors LP	2,148,311(11)	5.1%
All directors and executive officers as a group (Nine Persons)	814,340(12)	1.9%

*
= Less than 1%

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 16, 2026. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not held by any other person), and which are exercisable within 60 days from April 16, 2026, have been exercised. Unless otherwise noted, Hudson believes that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. The address for each beneficial owner, unless otherwise noted, is c/o Hudson Technologies, Inc. at: 300 Tice Boulevard, Suite 290, Woodcliff Lake, New Jersey 07677.

(2)
Includes (i) 21,127 shares that may be purchased at $9.55 per share; (ii) 14,493 shares that may be purchased at $8.94 per share; and (iii) 13,698 shares that may be purchased at $7.86 per share, under exercisable options.

(3)
Includes (i) 11,737 shares that may be purchased at $9.55 per share; (ii) 14,493 shares that may be purchased at $8.94 per share; and (iii) 13,698 shares that may be purchased at $7.86 per share, under exercisable options.

(4)
Includes (i) 60,000 shares that may be purchased at $0.75 per share; (ii) 17,606 shares that may be purchased at $9.55 per share; (iii) 14,493 shares that may be purchased at $8.94 per share; and (iv) 13,698 shares that may be purchased at $7.86 per share, under exercisable options.

(5)
Includes (i) 60,000 shares that may be purchased at $0.75 per share; (ii) 11,737 shares that may be purchased at $9.55 per share; (iii) 21,739 shares that may be purchased at $8.94 per share; and (iv) 13,698 shares that may be purchased at $7.86 per share, under exercisable options.

(6)
Includes 20,067 shares that may be purchased at $14.89 per share, under exercisable options.

(7)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed by Ernest Lazarus on July 29, 2019. The address of Ernest Lazarus is 2604 Totana Court, San Ramon, California 94583.

(8)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13D filed by Hartree Partners, LP on December 10, 2025. Hartree Partners, LP has sole voting and dispositive power over the indicated shares. The address of Hartree Partners, LP is 1185 Avenue of the Americas, New York, New York 10036.

(9)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G Amendment No. 1 filed by BlackRock, Inc. and its fund affiliates on January 26, 2024. BlackRock, Inc. has sole voting power over 3,087,050 of the indicated shares and sole dispositive power over all of the indicated shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(10)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G Amendment No. 1 filed by Westerly Capital Management, LLC on February 17, 2026. Westerly Capital Management, LLC has shared voting and dispositive power over the indicated shares. The address of Westerly Capital Management, LLC is 201 Mission Street, Suite 580, San Francisco, California 94105.

(11)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed by Dimensional Fund Advisors LP on April 9, 2026. Dimensional Fund Advisors LP has sole voting power over 2,103,008 of the indicated shares and sole dispositive power over all of the indicated shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(12)
Includes options to purchase 332,968 shares of common stock which may be purchased under exercisable options.

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Company is asking its shareholders to approve a non-binding advisory resolution on its named executive officer compensation as reported in this Proxy Statement pursuant to the Securities Exchange Act and related SEC rules and regulations. At our 2025 annual meeting of shareholders, the shareholders voted, on an advisory basis, in favor of annual votes with respect to named executive officer compensation, and our Board of Directors has agreed to implement annual votes with respect thereto.
Our compensation structure is established by our Compensation Committee and is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of shareholder value, to reward executives when the Company performs financially or operationally well, to align the financial interests of our executives with the interests of our shareholders, and to be competitive within our industry without targeting or setting compensation at specific benchmark percentiles. Our Compensation Committee’s philosophy is to balance the named executive officers’ short-term compensation with long-term compensation in order to align their interests with the interests of our shareholders. Within this framework, our Compensation Committee strives to maintain executive compensation that is fair, reasonable, and competitive.
In accordance with Section 14A of the Securities Exchange Act, and as a matter of good corporate governance, the Company is asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of Hudson Technologies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the ‘Compensation Discussion and Analysis’ and the related accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the fiscal 2026 Annual Meeting of Shareholders.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee values the input of our shareholders and will carefully review and consider the voting results when evaluating our named executive officer compensation program.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION ON THE
COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
BDO USA, P.C. has audited and reported upon our financial statements for our fiscal year ended December 31, 2025. The Audit Committee of the Board has re-appointed BDO USA, P.C. as our independent registered public accountants for the fiscal year ending December 31, 2026. Although shareholder approval of the appointment of BDO USA, P.C. is not required by law, the Audit Committee and the Board believe that it is advisable to give shareholders an opportunity to ratify this appointment. In view of the difficulty and expense involved in changing auditors on short notice, however, should the shareholders not ratify the selection of BDO USA, P.C., it is contemplated that the appointment of BDO USA, P.C. for the fiscal year ending December 31, 2026 will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Audit Committee select other auditors for the following year. Furthermore, although the appointment of BDO USA, P.C. is being submitted for shareholder ratification, the Audit Committee reserves the right, even after ratification by shareholders, to change the appointment of BDO USA, P.C. as our independent registered public accountants, at any time during the 2026 fiscal year, if it deems such change to be in our best interest. A representative of BDO USA, P.C. is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
In addition to retaining BDO USA, P.C. to audit the Company’s financial statements, we have engaged BDO USA, P.C. from time to time to perform other services. The following sets forth the aggregate fees billed by BDO USA, P.C. to the Company in connection with services rendered during the years ended December 31, 2025 and December 31, 2024.
Audit Fees.   The aggregate fees billed by BDO USA, P.C. for professional services rendered for the audits and reviews of the Company’s financial statements for the years ended December 31, 2025 and 2024 totaled $1,217,425 and $1,212,980, respectively.
Audit-Related Fees.   In 2025 and 2024, the aggregate fees billed by BDO USA, P.C. for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements were $45,280 and $30,481, respectively.
Tax Fees.   In 2025 and 2024, the aggregate fees billed by BDO USA, P.C. for professional services rendered for tax compliance, tax advice and tax planning totaled $247,429 and $185,639, respectively.
All Other Fees.   In 2025 and 2024, all other fees billed by BDO USA, P.C. for professional services rendered other than the services described in the paragraphs captioned “Audit Fees”, “Audit Related Fees” and “Tax Fees” were $0 and $0, respectively.
The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing services provided by BDO USA, P.C. in 2025. Consistent with the Audit Committee’s responsibility for engaging the Company’s independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or their designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing services provided by BDO USA, P.C.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2026

SHAREHOLDER PROPOSALS
Shareholders who wish to present proposals appropriate for consideration at the 2027 Annual Meeting of Shareholders, which the Company currently anticipates will be held in or about June 2027, must submit the proposal in proper form in a manner consistent with our By-Laws, and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than December 25, 2026 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.
After the December 25, 2026 deadline, a shareholder may present a proposal at the Company’s 2027 Annual Meeting if advance notice of the proposal is submitted in writing to the Company’s Chairman of the Board, c/o Corporate Secretary, at the address set forth above no earlier than February 10, 2027 and no later than March 12, 2027. In the event that the Annual Meeting of Shareholders to be held in 2027 is held either before May 11, 2027 or after August 9, 2027, then the notice must be received by the Company’s Secretary no later than 90 days prior to the date of such meeting or, within 10 days following the first public announcement of the date of such annual meeting if such public announcement is made less than 100 days prior to the date of such meeting. If timely submitted and otherwise in compliance with our By-Laws, the shareholder may present the proposal at that Annual Meeting, but the Company is not obligated to include the proposal in its proxy statement.
In addition, to be timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice will be true and correct as of the record date for the 2027 Annual Meeting and as of the date that is 10 business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Company not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
In addition to the foregoing, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2027, unless the stockholder meeting takes place more than 30 calendar days from June 10, 2027 in which case notice can be provided otherwise in accordance with Rule 14a-19(b)(1).

OTHER INFORMATION
In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the Company without additional compensation in person, or by telephone, facsimile, email, or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Hudson common stock, and we will reimburse these brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The cost of solicitation will be borne entirely by Hudson.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025 IS BEING FURNISHED HEREWITH AS THE ANNUAL REPORT TO SHAREHOLDERS TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.
COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS:
Hudson Technologies, Inc.
300 Tice Boulevard
Suite 290
Woodcliff Lake, New Jersey 07677
Attention: Brian J. Bertaux, Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 10, 2026
The Company’s proxy statement and Annual Report to Shareholders are available online at https://www.cstproxy.com/hudsontech/2026
The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.
By order of the Board of Directors
Kenneth Gaglione
Chairman of the Board
April 24, 2026

2026 HUDSON TECHNOLOGIES, INC. Signature Signature, if held jointly Date , 2026 Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark your votes like this X INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY CONTROL NUMBER PROXY Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 9, 2026. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 3. To ratify the appointment of BDO USA, P.C. as independent registered public accountants for the fiscal year ending December 31, 2026. 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES, AND “FOR” THE OTHER PROPOSALS LISTED ABOVE. 1. To elect a class of four directors to the Board of Directors: NOMINEES: (01) Loan N. Mansy (02) Richard Parrillo (03) Eric A. Prouty (04) Alan Sheriff (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space above.) 2. To approve, by non-binding advisory vote, named executive officer compensation. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR all nominees listed to the left (except as marked to the contrary below). WITHHOLD AUTHORITY to vote for all nominees listed to the left.

2026 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED HUDSON TECHNOLOGIES, INC. 300 Tice Boulevard, Suite 290 Woodcliff Lake, New Jersey 07677 PROXY PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 10, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints KENNETH GAGLIONE and BRIAN J. BERTAUX, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the “Company”) on Wednesday, June 10, 2026, at 10:00 AM, at the Marriott Park Ridge, 300 Brae Boulevard, Park Ridge, New Jersey 07656 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters: (Continued and to be marked, dated and signed, on the other side) IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 10, 2026 The Company’s proxy statement, and Annual Report to Shareholders, including the Annual Report on Form 10-K for the year ended December 31, 2025, are available on line at https://www.cstproxy.com/hudsontech/2026